Exhibit 2.2
FIRST AMENDMENT
TO
CUSTODIAL TRANSFER AND ASSET PURCHASE AGREEMENT
THIS FIRST AMENDMENT TO CUSTODIAL TRANSFER AND ASSET PURCHASE AGREEMENT (this “Amendment”) is made as of March 7, 2024 (the “Effective Date”), by and between HealthEquity, Inc., a Delaware corporation (“Buyer”) and Conduent Business Services, LLC, a Delaware limited liability company (“Seller”).
WHEREAS, reference is made to that certain Custodial Transfer and Asset Purchase Agreement, dated as of September 18, 2023 (the “Agreement”), by and between Buyer and Seller; and
WHEREAS, in accordance with the terms of the Agreement, including Section 12.1 thereof, Buyer and Seller each desire to amend the Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
2.The definition of “Partner Agreement” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Partner Agreement” shall mean a Referral Agreement to be entered into by and between Buyer and Seller prior to the Initial Conversion Date, in the form attached hereto as Exhibit B.”
3.Exhibit B of the Agreement is hereby deleted in its entirety and replaced with Exhibit B attached to this Amendment.
4.The last sentence of Section 6.2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:
“If Buyer and the applicable Enterprise Partner execute a replacement Contract on commercially reasonable terms acceptable to Buyer for the plan year following the final plan year administered by Seller, Buyer shall compensate Seller as set forth in the Partner Agreement.”
5.In the event of any conflict between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.
6.Except as amended and otherwise modified by this Amendment, all other provisions of the Agreement shall remain in full force and effect in accordance with its terms.

7.This Amendment and any claim, demand, action or cause of action arising under this Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts of law principles. The parties irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware over any suit, action or proceeding arising out of or relating to this Amendment or any of the Transactions. To the fullest extent that they may effectively do so under Applicable Law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
8.This Amendment may be executed in counterparts, each of which shall be deemed a duplicate original so long as each party has executed one counterpart; all of which counterparts collectively shall constitute one instrument representing this Amendment. A copy of this Amendment or signature page hereto signed and transmitted by facsimile machine, as an attachment to an email or by other electronic means, including via www.DocuSign.com, shall be treated as an original document.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on and as of the date first above written.

BUYER:

HealthEquity, Inc.
By: /s/ James Lucania
Name: James Lucania
Title: EVP & CFO

SELLER: Conduent Business Services, LLC

By: /s/ Clifford A. Skelton
Name: Clifford A. Skelton
Title: Chief Executive Officer and President

[Signature Page – First Amendment to Custodial Transfer and Asset Purchase Agreement]